SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

August 23, 2006
Date of Report (Date of earliest event reported)

Schiff Nutrition International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-14608	87-0563574
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2002 South 5070 West Salt Lake City, Utah		84104-4726
(Address of principal executive offices)		(Zip Code)

(801) 975-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Amendment of a Material Definitive Agreement.

Item 2.03.     Amendment of Direct Financial Obligation.

On August 23, 2006, we agreed to extend the term of our $25.0 million revolving credit facility (the “Credit Facility”) with KeyBank National Association, as Agent, until June 30, 2009. Originally entered into as of June 30, 2004, through our wholly-owned direct operating subsidiary Schiff Nutrition Group, Inc., the Credit Facility had an original term through June 30, 2007, with options for additional one-year extensions under certain circumstances. The other terms and conditions of the Credit Facility will remain unchanged. The parties are proceeding with the documentation of the extension.

We currently have no amounts outstanding under the Credit Facility.

The foregoing description of the Credit Facility is qualified in its entirety by reference to the full text of the Credit Agreement previously filed by the registrant as an exhibit to the Current Report on Form 8-K dated June 30, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHIFF NUTRITION INTERNATIONAL, INC.

By:	/s/ JOSEPH W. BATY
Name: Joseph W. Baty
Title: Executive Vice President and Chief Financial Officer
Date: August 29, 2006